UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 16, 2013

APT SYSTEMS, INC.

Exact name of Registrant as Specified in its Charter

Delaware	333-181597	99-0370904
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number )	Number)

16904 76 Street
Edmonton, AB Canada	T5Z 3Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (780)-270-6048

Not Applicable

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors of APT Systems, Inc. has concluded on May 16, 2013 that the financial statements issued for the fiscal year ended January 31, 2012 should no longer be relied upon because of an error in such financial statements.

APT Systems, Inc. determination that the financial statements for the fiscal year ended January 31, 2012 may no longer be relied upon is based upon information provided by its independent registered public accounting firm, Cutler & Co., LLC, relating to the issuance of stock options to the Company’s officers and directors. The financial statements for the fiscal year ended January 31, 2012 were audited by PLS CPA, the Company’s former independent registered public accounting firm.

The Board of Directors of APT Systems, Inc. discussed this matter with Cutler & Co., LLC on May 16, 2013. Cutler & Co., the current independent registered accounting firm for APT Systems, Inc., advised the Company on May 16, 2013 that the financial statements for the fiscal year ended January 31, 2012 may no longer be relied upon, and that such financial statements must be amended to properly reflect the stock options issued to the Company’s officers and directors.

The financial statements for the fiscal year ended January 31, 2012 that should no longer be relied upon were reported in the Company’s S-1 Registration Statement, which became effective on November 30, 2012, as well as its Quarterly Report for the period ended October 31, 2012. Both the S-1 Registration Statement and the Quarterly Report will be amended to correct the financial statements for the fiscal year ended January 31, 2012.

The Registrant provided Cutler & Co., LLC with a copy of the disclosures made in this Current Report on Form 8-K and requested that Cutler & Co., LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Cutler & Co., LLC is attached as Exhibit 16 hereto.

9.01 Exhibits

Exhibit Number	Description

16	Disclosure Letter from Cutler & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013	/s/ Glenda Dowie
Glenda Dowie
President, Chief Executive Officer and Director

/s/ Joseph Gagnon
Joseph Gagnon
Secretary, Chief Financial Officer and Director

/s/ Carl Hussey
Carl Hussey
Treasurer, Principal Accounting Officer and Director

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